Exhibit 10.11

SATISFACTION AND GENERAL RELEASE AGREEMENT

This Satisfaction and General Release Agreement (the “Agreement”) is executed this 23 day of January, 2019, by Robert Schwartz, an individual (“Schwartz”).

RECITALS

WHEREAS, Schwartz is the owner and holder of a Promissory Note (“Note”) executed on or about December 31, 2017, in the principal amount of $553,285.71, a true and correct copy of which is attached hereto as Exhibit “A;”

WHEREAS, Schwartz represents that the Note is free from any pledge, lien, claim, or encumbrance; and

WHEREAS, Schwartz has agreed to accept a discounted payoff of the Note in the amount of 8100,000.00 payable immediately in full satisfaction of the Note;

NOW, THEREFORE, in consideration of the foregoing recitals, and the terms, mutual covenants, promises, representations and warranties set forth herein, Schwartz agrees that:

1. Upon payment and receipt of $100,000,00 from Freecast, Inc., Schwartz shall deem the Note fully-paid, satisfied, and cancelled, shall release Freecast, Inc. from any liability thereunder, and shall return the Note to Freecast, Inc. annotated as “Fully-Paid.”

2. Schwartz further agrees to indemnify and hold Freecast, Inc. harmless from any other demand, claim, or presentment of the Note after the discounted payoff has been received.

Dated this 23 of January, 2019.

/s/ Robert Schwartz
Robert Schwartz

/s/ Deborah A. Cannan
Deborah A. Cannan
Notary Public
New Jersey
My Commission Expires 6/28/2021

EXHIBIT

“A”

PROMISSORY NOTE

FOR VALUE RECEIVED, FREECAST, INC., a Florida corporation (the “Maker”), promises to pay to the order of Robert Schwartz, an individual (the “Payee”), the principal amount of Five Hundred Fifty Three Thousand Two Hundred Eighty Five Dollars and 71 cents ($553,285.71), as detailed in Exhibit A, together with simple interest on the principal amount of this Promissory Note (the “Note”) from time to time outstanding at the rate of ten percent (10%) per annum. The entire principal amount of this Note, together with all accrued but unpaid interest thereon, shall be finally due and payable on 12-31-18.

Interest Payments. Interest payments shall be accrued and paid on maturity.

Pre-Payment. The.principal amount of this, Note and any interest accrued thereon may be prepaid wholein or in part at any time prior to maturity without premium or penalty of any kind. Any amount paid to the Payee or other holder of this Note (a “Holder”) shall be applied first to interest accrued to the date of such payment and then to the principal amount hereof then outstanding.

Events of Default. The occurrence pf any one or more of the following events or conditions shall constitute an “Event of Default” under this Note:

(a) The Maker shall fail for any reason to make any payment, whether of principal, interestorotherwise, when cue and payable pursuant to the provisions of this Note;

(b) The Maker shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition under any bankruptcy, insolvency or other law for tbe relief or aid of debtors, including without, limitation the Bankruptcy Code of 1978, as amended, (iii) make any assignment for the benefit of its creditors or (iv) enter into any composition agreement;

(c) An involuntary petition shall be filed against the Maker under any bankruptcy, insolvency or other law for the relief or aid of debtors, including without limitation the Rankruptcy Code of 1978 as amended, which involuntary petition is not dismissed within sixty (60) days after the date of the tiling thereof;

(d) Any court of competent jurisdiction shall find thatthe Maker is insolvent or bankrupt;

(e) A receiver or trustee shall be appointed for the Maker or for all or a substantial portion of its assets and properties,

(f) The Maker shall fail to observe or to perform any or all of its agreements, covenants and obligations, or shall otherwise breach, violate or default under, any material agreement note, mortgage, lease, contract, guaranty or other instrument to which it is a party or by which it or any or ail of its properties or assets are bound;

(g) The Maker shall fail to observe or to perform any or all of its agreements, covenants and obligations, or shall otherwise breach, violate or default in any of its obligations, to the Payee or any of its affiliates;

(h) A final judgment shall be entered against the Maker which is not satisfied or bonded in full within thirty days after the date of the entry thereof;

(i) Any or all of the assets and properties of the Maker shall be levied upon, seized or attached;

(j) All or a substantial portion of the assets and properties of the Maker shall belost, stolen, damaged or destroyed;

(k) The Maker shall enter into any agreement to, or shall, sell all or substantially all of its assets and properties, or merge or consolidate with or into any other corporation or entity; or

(I) The Maker shall cease to conduct its business, adopt any plan of liquidation, liquidate or dissolve.

Remedies. Upon the occurrence of any Event of Default:

(1) at the option of the Holder, all amounts outstanding hereunder, whether principal, interest or otherwise, shall become immediately due and payable;

(2) simple interest shall accrue on the then outstanding principal amount hereof from the date of any such Event of Default to the date of payment in full of the then outstanding principal amount hereof, together with all interest accrued hereon at the highest rate of interest permitted by the laws of the State of Florida; and

(3) the Maker shall pay all reasonable costs and expenses of collection of this Note, including without limitation reasonable attorneys’ fees, costs and expenses, paid or incurred by the Holder hereof, whether paid or incurred in connection with collection by suit or otherwise.

Waivers.

The waiver by the Holder of the Maker’s prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default and the failure by the Holder to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

GverningLaw. This Note shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof.

)ntire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter, This Note may not be modified, amended, altered or changed unless by a written instrument executed and delivered by the Maker.

Benefits; Binding Effect. This Note shall be for the benefit of, and shall be binding upon, the Maker and the Payee and their respective successors and assigns.

Jurisdiction and Venue. Any claim, dispute, action, suit or proceeding arising out of, connected with, or in any way related to this Note shall only be instituted by the complaining party and adjudicated in a court of competent jurisdiction located in Orange County, Florida, and the Maker consents to the personal jurisdiction of, and venue in, such courts. In no event shall the Maker contest the personal jurisdiction of such courts or the venue of such courts. The Maker acknowledges that the provisions of this paragraph constitute a material inducement for the Payee to extend credit to the Maker as evidenced by this Note, and that but for the inclusion of such provision in this Note the Payee would not continue to extend credit to the Maker.

Waiver of Trial by Jury. In any suit for the collection of any amount, whether of principal, interest or otherwise, which shall have become due and payable under this Note, the Maker knowingly, voluntarily and intentionally waives any right which it may have to a trial by jury. The Maker acknowledges that the provisions of this paragraph constitute a material inducement for the Payee to extend credit to the Maker as evidenced by this Note, and that but for the inclusion of such provision in this Note the Payee would not continue to extend credit to the Maker,

Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

IN WITNESS WHEREOF, the Maker, by and through its undersigned officer thereunto duly authorized, has executed and delivered this Note as of December 31, 2017.

FREECAST, INC.

/s/ William A Mobley
William A Mobley, CEO, FreeCast
/s/ Deborah A. Carman
Deborah A. Carman
Notary Public	/s/ Robert Schwartz
New Jersey	Robert Schwartz
My Commission Expires 6/28/2021

3